EX-99.23(a)(vi)


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LEGG MASON GLOBAL TRUST, INC.

         FIRST: The Board of Directors ("Board") of Legg Mason Global Trust, Inc., a Maryland corporation ("Corporation") organized on December 31, 1993, has, by action on June 28, 1999, changed the name of the class of shares heretofore known as "Legg Mason International Equity Trust, Class A shares," to "Legg Mason International Equity Trust, Primary Class shares;" changed the name of the class of shares heretofore known as "Legg Mason International Equity Trust, Class Y shares," to "Legg Mason International Equity Trust, Navigator Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Global Government Trust, Class A shares" to "Legg Mason Global Government Trust, Primary Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Global Government Trust, Class Y shares" to "Legg Mason Global Government Trust, Navigator Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Emerging Markets Trust, Class A shares" to "Legg Emerging Markets Trust, Primary Class shares;" and changed the name of the class of shares heretofore known as "Legg Mason Emerging Markets Trust, Class Y shares" to "Legg Mason Emerging Markets Trust, Navigator Class shares."

         SECOND: The Board has, by action on June 28, 1999, increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion (1,000,000,000) shares to one billion two hundred fifty million (1,250,000,000) shares. The par value of the shares of capital stock of the Corporation remains one tenth of one cent ($.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classification, designation, and renamings described herein, the aggregate par vale of all of the authorized shares was one million (1,000,000) dollars; as increased, the aggregate par value of all of the share is one million two hundred fifty thousand (1,250,000) dollars.

         THIRD: The Board has, by action on June 28, 1999, under authority contained in the Corporation's charter, created and established a new series of stock of the Corporation, such series to be known as Legg Mason Europe Fund.

         Two hundred fifty million (250,000,000) shares of previously authorized, but previously unissued and unclassified, capital stock of the Corporation and one hundred twenty five million (125,000,000) shares of capital stock that the Corporation is newly authorized to issue have been classified by the Board under authority contained in the Corporation's charter as the series to be known as Legg Mason Europe Fund. Of these three hundred seventy five million (375,000,000) shares, the Board has designated one hundred twenty five million (125,000,000) shares as Legg Mason Europe Fund, Class A shares, one hundred twenty five million (125,000,000) shares as Legg Mason Europe Fund, Primary Class shares, and one hundred twenty five million (125,000,000) shares as Legg Mason Europe Fund, Navigator Class shares.

         One hundred twenty five million (125,000,000) shares of capital stock that the Corporation is newly authorized to issue have been classified by the Board under authority contained in the Corporation's charter into the series known as Legg Mason International Equity Trust. All of these one hundred twenty five million (125,000,000) shares have been designated by the Board as Legg Mason International Equity Trust, Class A shares.

         FOURTH: Each Class A, Primary Class and Navigator Class share of each of Legg Mason Europe Fund and Legg Mason International Equity Trust (each, a "Series") shall represent investment in the same pool of assets as every other share of its respective Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of its respective Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

                  (1) The net asset values of Class A, Primary Class and Navigator Class shares shall be calculated separately. In calculating the net asset values,

                      (a) Each class shall be charged with the  transfer  agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or

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                          equivalent fees by any other name) attributable to any
                          other class;

                      (b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

                      (c) All other  fees and  expenses  applicable  to a Series shall be charged to all classes of that Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require;

                  (2) Dividends and other distributions shall be paid on Class A, Primary Class and Navigator Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Primary Class and Navigator Class shares. In calculating the amount of any dividend or other distribution,
                      (a) Each class shall be charged with the  transfer  agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                      (b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                      (c) All other  fees and  expenses  applicable  to a Series shall be charged to each class of that Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require;

                  (3) Each class of a Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of a Series shall vote together, and every share of a Series, regardless of class, shall have an equal vote with every other share of that Series.

         FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

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         SIXTH:  The Amendments  contained herein were approved by a majority of the entire Board of Directors of the Corporation. The changes in name and designation made herein are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders of the Corporation.

         SEVENTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code.

         IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Global Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: June 30, 1999               LEGG MASON GLOBAL TRUST, INC.

                                   By: /s/ Marie K. Karpinski
                                       ----------------------
                                    Marie K. Karpinski
                                    Vice President

Attest:  /s/ Susan Silva
         ---------------
         Secretary


Baltimore, Maryland (ss)

Subscribed and sworn to before me this 30th day of June, 1999.

/s/ Laura V. Atwater
--------------------
Notary Public




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